EXHIBIT 10.13

                                                           EXECUTION COUNTERPART


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                                  WATSCO, INC.



                                  $125,000,000

                             PRIVATE SHELF AGREEMENT



                             AS OF JANUARY 31, 2000





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                                TABLE OF CONTENTS

PARAGRAPH                                                                                                   PAGE
1.       AUTHORIZATION OF ISSUE OF NOTES......................................................................1

2.       PURCHASE AND SALE OF NOTES...........................................................................2

         2A.  Facility........................................................................................2
         2B.  Issuance Period.................................................................................2
         2C.  Periodic Spread Information.....................................................................2
         2D.  Request for Purchase............................................................................3
         2E.  Rate Quotes.....................................................................................4
         2F.  Acceptance......................................................................................4
         2G.  Market Disruption...............................................................................4
         2H.  Facility Closings...............................................................................5
         2I.  Fees............................................................................................5

3.       CONDITIONS OF CLOSING................................................................................7

         3A.  Certain Documents...............................................................................7
         3B.  Opinion of Purchaser's Special Counsel.........................................................10
         3C.  Representations and Warranties; No Default.....................................................10
         3D.  Purchase Permitted by Applicable Laws..........................................................10
         3E.  Payment of Fees................................................................................10
         3F.  No Material Adverse Change.....................................................................10
         3G.  Private Placement Number.......................................................................10

4.       PREPAYMENTS.........................................................................................10

         4A.  Required Prepayments of Shelf Notes............................................................11
         4B.  Optional Prepayment With Yield-Maintenance Amount..............................................11
         4C.  Notice of Optional Prepayment..................................................................11
         4D.  Application of Prepayments.....................................................................11
         4E.  Retirement of Notes............................................................................11

5.       AFFIRMATIVE COVENANTS...............................................................................12

         5A.  Reporting Requirements.........................................................................12
         5B.  Inspection of Property.........................................................................14
         5C.  Covenant to Secure Notes Equally...............................................................15
         5D.  Guaranteed Obligations.........................................................................15
         5E.  Maintenance of Insurance.......................................................................15
         5F.  Maintenance of Corporate Existence/Compliance with Law/Preservation of Property................15
         5G.  Compliance with Environmental Laws.............................................................16
         5H.  No Integration.................................................................................16
         5I.  Financial Records..............................................................................16
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                                      -i-
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
         5J.  Other Covenants................................................................................16
         5K.  Payment of Taxes and Claims....................................................................17
         5L.  Intercreditor Agreement........................................................................17

6.       NEGATIVE COVENANTS..................................................................................17

         6A.  Financial Limitation...........................................................................17
         6B.  Liens, Debt and Other Restrictions.............................................................18
         6C.  Sale of Assets.................................................................................21
         6D.  Subsidiary Stock and Debt......................................................................22
         6E.  Sale of Receivables............................................................................22
         6F.  ERISA..........................................................................................22
         6G.  Environmental Matters..........................................................................23
         6H.  Specified Laws.................................................................................23
         6I.  Business Activities............................................................................23

7.       EVENTS OF DEFAULT...................................................................................23

         7A.  Acceleration...................................................................................23
         7B.  Rescission of Acceleration.....................................................................26
         7C.  Notice of Acceleration or Rescission...........................................................26
         7D.  Other Remedies.................................................................................27

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES...........................................................27

         8A.  Organization...................................................................................27
         8B.  Financial Statements...........................................................................27
         8C.  Actions Pending................................................................................28
         8D.  Outstanding Debt...............................................................................28
         8E.  Title to Properties............................................................................28
         8F.  Taxes..........................................................................................28
         8G.  Conflicting Agreements and Other Matters.......................................................29
         8H.  Offering of Notes..............................................................................29
         8I.  Use of Proceeds................................................................................29
         8J.  ERISA..........................................................................................30
         8K.  Governmental Consent...........................................................................30
         8L.  Environmental Compliance.......................................................................30
         8M.  Disclosure.....................................................................................31

9.       REPRESENTATIONS OF THE PURCHASERS...................................................................31

         9A.  Nature of Purchase.............................................................................31
         9B.  Source of Funds................................................................................32

10.      DEFINITIONS; ACCOUNTING MATTERS.....................................................................33

         10A. Yield-Maintenance Terms........................................................................33
         10B. Other Terms....................................................................................34
         10C. Accounting Principles, Terms and Determinations................................................45
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
11.      MISCELLANEOUS.......................................................................................45

         11A. Payments.......................................................................................45
         11B. Expenses.......................................................................................46
         11C. Consent to Amendments..........................................................................47
         11D. Form and Registration; Transfer and Exchange; Transfer Restrictions; Lost Notes................47
         11E. Persons Deemed Owners; Participations..........................................................48
         11F. Survival of Representations and Warranties; Entire Agreement...................................48
         11G. Successors and Assigns.........................................................................48
         11H. Independence of Covenants......................................................................49
         11I. Notices........................................................................................49
         11J. Payments Due on Non-Business Days..............................................................49
         11K. Severability...................................................................................49
         11L. Descriptive Headings...........................................................................50
         11M. Satisfaction Requirement.......................................................................50
         11N. Governing Law; Submission to Jurisdiction......................................................50
         11O. Severalty of Obligations.......................................................................50
         11P. Counterparts...................................................................................50
         11Q. Binding Agreement..............................................................................51
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Purchaser Schedule
Information Schedule

EXHIBITS

Exhibit A         -    Form of Shelf Note
Exhibit B         -    Form of Request for Purchase
Exhibit C         -    Form of Confirmation of Acceptance
Exhibit D-1       -    Form of Opinion of Company Counsel, Initial Closing Day
Exhibit D-2       -    Form of Opinion of Florida Counsel to the Company,
                         Initial Closing Day
Exhibit D-3       -    Form of Opinion of Company Counsel, Initial Funding Day
Exhibit D-4       -    Form of Opinion of Florida Counsel to the Company,
                         Initial Funding Day
Exhibit D-5       -    Form of Opinion of Company Counsel, Shelf Note Closing
Exhibit D-6       -    Form of Opinion of Florida Counsel to the Company, Shelf
                         Note Closing
Exhibit E         -    Form of Guaranty Agreement

SCHEDULES

Schedule 3A            Good Standing Certificates
Schedule 6B(1)         Permitted Liens
Schedule 6B(2)         Outstanding Debt
Schedule 6B(4)         Permitted Investments
Schedule 8A            Subsidiaries
Schedule 8C            Pending Litigation
Schedule 8D            Outstanding Debt
Schedule 8G            Specified Agreements
Schedule 8L            Environmental Compliance
Schedule 10B           Guarantors


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                                  WATSCO, INC.
                      2665 South Bayshore Drive, Suite 901
                          Coconut Grove, Florida 33133

                                                          As of January 31, 2000


The Prudential Insurance Company
of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346


Ladies and Gentlemen:

         The undersigned, Watsco, Inc. (herein called the "COMPANY"), hereby agrees with you as follows:

         1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior unsecured promissory notes (the "SHELF NOTES") in the aggregate principal amount of $125,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than twelve years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than ten years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2F, and to be substantially in the form of Exhibit A attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity,
(ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

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                                                                               2


         2. PURCHASE AND SALE OF NOTES.

         2A. FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         2B. ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of:

                  (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary),

                  (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day),

                  (iii) the last Closing Day after which there is no Available Facility Amount,

                  (iv) the termination of the Facility under paragraph 7A, and

                  (v) the acceleration of any Note under paragraph 7A of this Agreement.

The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

         2C. PERIODIC SPREAD INFORMATION. Not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf

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Notes of different average lives; PROVIDED, HOWEVER, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall be representative of potential interest only for the periods commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

         2D. REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall:

                  (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than the lesser of (A) $10,000,000 and (B) the Available Facility Amount if such Available Facility Amount is equal to or greater than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made,

                  (ii) specify the principal amounts, final maturities (which shall be no more than twelve years from the date of issuance), average life (which shall be no more than 10 years from the date of issuance) principal prepayment dates, if any, and amounts and interest payment periods (which shall be quarterly or semiannually in arrears) of the Shelf Notes covered thereby,

                  (iii) specify the use of proceeds of such Shelf Notes,

                  (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 20 days after the making of such Request for Purchase,

                  (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale,

                  (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and

                  (vii) be substantially in the form of Exhibit B attached hereto.

Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

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         2E. RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 2:00 P.M. New York City local time (or such later time as Prudential may elect), interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

         2F. ACCEPTANCE. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2E or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than the lesser of (A) $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase or (B) the Available Facility Amount if such Available Facility Amount is equal to or greater than $5,000,000. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

         2G. MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all

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purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

         2H. FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if applicable, in accordance with paragraph 2I(3) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

         2I. FEES.

         2I(1) FACILITY FEE. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a nonrefundable fee (herein called the "FACILITY FEE") in the amount of $35,000.00.

         2I(2) ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day occurring after April 30, 2000 in an amount equal to 0.125% of the aggregate principal amount of Notes sold on such Closing Day.

         2I(3) DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the
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Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. If the foregoing calculation yields a negative number or zero, no Delayed Delivery Fee shall be due. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

         2I(4) CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2F or the penultimate sentence of paragraph 2H that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) having a maturity date the same as, or closest to, such Accepted Note, on the Acceptance Day (if the difference is a negative number or zero, no Cancellation Fee shall be due) by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2I(3). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of
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$100.00 and shall be rounded to the second decimal place. In no case shall the
Cancellation Fee be less than zero.

         3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction of (i) the conditions set forth in paragraph 3A(1) on or before January __, 2000 (hereinafter "INITIAL CLOSING DAY"), which closing shall occur at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, (ii) the conditions set forth in paragraph 3A(2) on or before the Closing Day for the initial purchase of any Notes hereunder (the "INITIAL FUNDING DAY") and (iii) the conditions set forth in paragraph 3A(3) on or before the Closing Day for any Notes of the following conditions:

         3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following:

         3A(1) INITIAL CLOSING DAY. Such Purchaser shall have received, each dated the date of the Initial Closing Day:

                  (i) This Agreement duly executed by the parties hereto;

                  (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;

                  (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder;

                  (iv) Certified copies of the Articles of Incorporation and By-laws of the Company;

                  (v) A good standing certificate for the Company from the Secretary of State of Florida dated of a recent date and good standing and such other evidence of the status of the Company as such Purchaser may reasonably request;

                  (vi) A favorable opinion of Moore Van Allen, PLLC, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

                  (vii) A favorable opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A., special Florida counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-2 attached hereto and as to such other matters as

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         such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion; and

                  (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

         3A(2) INITIAL FUNDING DAY. Such Purchaser shall have received (if not previously delivered), in addition to the matters covered in paragraph 3A(3), each dated the date of the Initial Funding Day:

                  (i) Each Guaranty Agreement duly executed by the applicable Guarantor;

                  (ii) Certified copies of the resolutions of the Board of Directors of each Guarantor authorizing the execution and delivery its Guaranty Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to its Guaranty Agreement;

                  (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of each Guarantor certifying the names and true signatures of the officers of such Guarantor authorized to sign its Guaranty Agreement and the other documents to be delivered thereunder;

                  (iv) Certified copies of the Articles of Incorporation and By-laws of each Guarantor;

                  (v) A good standing certificate for each Guarantor from the Secretary of State of the State of its formation dated of a recent date and good standing or other certificates of qualification to do business as a foreign corporation each Guarantor in the States specified on
         Schedule 3A and such other evidence of the status of such Guarantor as such Purchaser may reasonably request;

                  (vi) A favorable opinion of Moore Van Allen, PLLC, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-3 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

                  (vii) A favorable opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A., special Florida counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-4 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

                  (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

         3A(3) SUBSEQUENT CLOSING DAY. Such Purchaser shall have received, each dated the date of the applicable Closing Day:

                  (i) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery and the issuance of the Notes on such Closing Day, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such Notes;

                  (ii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign such Notes and the other documents to be delivered hereunder;

                  (iii) Certified copies of the Articles of Incorporation and By-laws of the Company or confirmation that there have been no modifications to such documents delivered on the Initial Closing Day;

                  (iv) A good standing certificate for the Company from the Secretary of State of Florida dated of a recent date and good standing and such other evidence of the status of the Company as such Purchaser may reasonably request; and

                  (v) A favorable opinion of Moore Van Allen, PLLC, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-5 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                  (vi) A favorable opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A., special Florida counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-6 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                  (vii) A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes to be purchased.

                  (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

         3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser shall have received from King & Spalding or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

         3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated and for any Closing Day after the Initial Closing Day changes since the date of this Agreement which are disclosed in writing to Prudential and to which Prudential shall have consented in writing; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

         3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than any income taxes arising from such Purchaser's ownership of the Notes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         3E. PAYMENT OF FEES. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2I(1), any Issuance Fee due pursuant to paragraph 2I(2) and any Delayed Delivery Fee due pursuant to paragraph 2I(3) and any fees and expenses of its legal counsel.

         3F. NO MATERIAL ADVERSE CHANGE. Prudential shall have received a certificate from the chief financial officer of the Company, dated the applicable Closing Day, saying that no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries, taken as a whole, has occurred since December 31, 1998.

         3G. GUARANTY AGREEMENTS. Each Guaranty Agreement, on and after the date of its execution and delivery, shall remain in full force and effect, and the Company shall have delivered an Officer's Certificate, dated such Closing Day, to such effect.

         4. PREPAYMENTS. Any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. Any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

         4A. REQUIRED PREPAYMENTS OF SHELF NOTES. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

         4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000 and in a minimum amount of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

         4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

         4D. APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

         4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the

Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         5. AFFIRMATIVE COVENANTS.

         5A. REPORTING REQUIREMENTS.

         5A(1) GENERAL INFORMATION. The Company covenants that it will deliver to each Significant Holder:

                  (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year,

                           (1) Consolidated statements of income, stockholders'
                  equity and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, and

                           (2) a Consolidated balance sheet as at the end of
                  such quarterly period,

         setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; PROVIDED, HOWEVER, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year,

                           (1) Consolidated statements of income, stockholders'
                  equity and cash flows for such year, and

                           (2) a Consolidated balance sheet as at the end of
                  such year,

         setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s); PROVIDED, HOWEVER, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

                  (iii) if the Company shall be publicly held, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on Form S-8) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                  (v) promptly upon receipt thereof, a copy of each report, survey, study, evaluation, assessment or other document prepared by any consultant, engineer, Environmental Authority or other Person relating to compliance by the Company or any Subsidiary with any Environmental Requirements, if the cost of remediation, repair or compliance may be reasonably expected to exceed $250,000 in any one case or in the aggregate;

                  (vi) with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this clause (vi), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act; and

                  (vii) with reasonable promptness, such other data relating to the business, operations, properties or financial condition of the Company or any of its Subsidiaries as a Significant Holder may reasonably request;

         5A(2) OFFICER'S CERTIFICATES. Together with each delivery of financial statements required by clauses 5A(i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance with the provisions of paragraphs 6A, 6B(1), 6B(2), 6B(3) and 6C and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

         5A(3) SPECIAL INFORMATION. The Company also covenants that immediately after any Responsible Officer obtains actual knowledge of:

                  (a) an Event of Default or Default;

                  (b) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

                  (c) legal proceedings filed against the Company and/or any Subsidiary, which reasonably could be expected to have a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or reasonably could be expected to impair the ability of the Company to perform its obligations under this Agreement or the Notes;

                  (d) a default under any agreement or note evidencing Debt for which the Company or any Subsidiary is liable;

                  (e) the occurrence of any other event that reasonably could be expected to impair the ability of the Company to meet its obligations hereunder;

                  (f) any (i) Environmental Liabilities, (ii) pending, threatened or anticipated Environmental Proceedings, (iii) Environmental Notices, (iv) Environmental Judgments and Orders, or (v) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably could be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

                  (g) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (i) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to such Plan, (ii) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan, or (iii) has failed to make timely a contribution to any such Plan; or

                  (h) any material modification of any Rheem Agreement;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.

         5B. INSPECTION OF PROPERTY. The Company covenants that, at such reasonable times and upon reasonable notice and as often as a Significant Holder may reasonably request, it will permit any Person designated by a Significant Holder in writing, at such Significant Holder's expense unless a Default has occurred and is continuing in which case at the Company's expense, to:

                  (i) visit and inspect any of the properties of the Company and any Subsidiary;

                  (ii) examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and

                  (iii) discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company or any Subsidiary and their independent public accountants.

         5C. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by paragraph 6B(1) (unless prior written consent shall have been obtained under paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         5D. GUARANTEED OBLIGATIONS. The Company covenants that if any Person (other than the Company) Guarantees or provides collateral in any manner for any Debt of the Company or any Subsidiary other than as permitted by paragraph 6B(1), it will simultaneously cause such Person to Guarantee or provide collateral for the Notes equally and ratably with all Debt Guaranteed or secured by such Person for so long as such Debt is Guaranteed and pursuant to documentation in form and substance reasonably satisfactory to such holder. Subject to the foregoing, the Company shall cause each of its Subsidiaries not existing as of the date hereof to execute and deliver a guaranty agreement, in substantially the form of the Guaranty Agreements, as soon as practicable and in any event within thirty days of the creation or acquisition of any such Subsidiary. The delivery of such guaranty agreement shall be accompanied by such other documents as the Required Holders may reasonably request including charter, bylaws, appropriate resolutions of the Board of Directors of any such Subsidiary providing such a guaranty agreement and legal opinions. Upon the delivery thereof, such guaranty agreement and such other documents shall constitute Related Documents hereunder.

         5E. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

         5F. MAINTENANCE OF CORPORATE EXISTENCE/COMPLIANCE WITH LAW/PRESERVATION OF PROPERTY. The Company covenants that, except as permitted under paragraphs 6B(3) and 6C, it and each Subsidiary will do or cause to be done all things necessary to, at all times:

                  (i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries not material to the financial condition, business or operations of the Company and its Subsidiaries taken as a whole);

                  (ii) comply with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and any Subsidiary except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

                  (iii) maintain, preserve and protect all material licenses, certificates, permits, franchises and intellectual property of the Company and its Subsidiaries; and

                  (iv) preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition excluding normal wear and tear, except where the failure to preserve such property could not be reasonably expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         5G. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company covenants that it and each Subsidiary will, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable Environmental Requirements, including, without limitation, the emission of wastewater effluent, solid and hazardous waste and air emissions together with any other applicable Environmental Requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and all applicable regulations of the Environmental Protection Agency or other relevant Governmental Authority, except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole. The Company agrees to indemnify and hold you, your officers, agents and employees (each an "INDEMNIFIED PERSON") harmless from any loss, liability, claim or expense that you may incur or suffer as a result of a breach by the Company or any Subsidiary, as the case may be, of this covenant other than as a result of the gross negligence or willful misconduct of such Indemnified Person. The Company shall not be deemed to have breached or violated this paragraph 5G if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

         5H. NO INTEGRATION. The Company covenants that it has taken and will take all necessary action so that the issuance of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of "integration", subject the issuance of the Notes to you to the registration requirements of the Securities Act.

         5I. FINANCIAL RECORDS. The Company covenants that it and each Subsidiary will keep proper books of record and account in which full and correct entries (in all material respects and subject to normal year end adjustments and, as to interim statements, the absence of footnotes) will be made of the business and affairs of the Company or such Subsidiary under generally accepted accounting principles consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to paragraph 5A and concurred in by the independent public accountants referred to in paragraph 5A).

         5J. OTHER COVENANTS. If (in the reasonable opinion of the Required Holders) at any time and from time to time, after the date hereof, any of the material covenants, material representations and warranties or material events of default, or any other material term or provision (other than any term or provision relating to payment terms, interest rates or penalties) (collectively, "MATERIAL PROVISIONS"), contained in any document evidencing any Debt in excess of $5,000,000, or in any document, agreement or instrument from time to time entered into by the Company in respect thereof (collectively, the "OTHER DEBT DOCUMENTS"), is more favorable to the lender or beneficiary under such Other Debt Documents than are the terms of this Agreement to the holders of the Notes, this Agreement shall be deemed amended to contain each more favorable Material Provision on the same basis and to the extent that such Material Provisions are reflected in such Other Debt Documents. The Company hereby agrees to so amend this Agreement and to execute and deliver all such documents required by the Required Holder(s) to reflect such Amendment. Prior to the execution and delivery of such documents by the Company, this Agreement shall be deemed to contain each more favorable Material Provision for purposes of determining the rights and obligations hereunder.

         5K. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                  (i) all taxes, assessments and governmental charges or levies imposed upon it or any of its property other than any taxes, assessments and government charges or levies being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles; and

                  (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, could reasonable be expected to result in the creation of a Lien upon any of its property:

         PROVIDED, that items of the foregoing clauses (i) and (ii) need not be paid

                           (1) while being actively contested in good faith and
                  by appropriate proceedings as long adequate book reserves have been established and maintained and exist with respect thereto, and

                           (2) if applicable, so long as the title to, and right
                  to use, such property, is not materially adversely affected thereby.

         5L. INTERCREDITOR AGREEMENT. Upon the termination, expiration, extension, renewal or replacement of the Bank Agreement, the Company agrees to use its best efforts to cause the applicable bank group to execute and deliver an intercreditor agreement as it relates to guaranties of such Debt by Subsidiaries among its bank group for any credit facility then in effect and the Purchasers, in form and substance reasonably satisfactory to the Required Holders.

         6. NEGATIVE COVENANTS. Unless the Required Holders otherwise agree in writing, the Company shall not, and shall not permit any Subsidiary, to take any of the following actions or permit the occurrence or existence of any of the following events or conditions:

         6A. FINANCIAL LIMITATION. The Company covenants that it will not permit at any time:

                  (i) Consolidated Debt to exceed 350% of Consolidated EBITDA for the most recently ended four fiscal quarter period; or

                  (ii) Consolidated Debt to exceed 62.5% of Consolidated Total Capitalization; or

                  (iii) Priority Debt to exceed 15% of Consolidated Net Worth;

PROVIDED, HOWEVER, if the Bank Agreement is amended to provide that the Consolidated Debt to Consolidated EBITDA ratio for the most recently ended four fiscal quarter period cannot exceed 3.75 to 1, the Purchasers agree to amend clause (i) above so that 350% is increased to 375%.

         6B. LIENS, DEBT AND OTHER RESTRICTIONS. The Company covenants that it will not and will not permit any Subsidiary to:

         6B(1) LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to paragraph 5C), except:

                  (i) Liens existing on the Initial Closing Day and specified on
         Schedule 6B(1);

                  (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles and which Liens do not constitute a prior or senior lien;

                  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles and which Liens do not constitute a prior or senior lien;

                  (iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, taxes (and with respect to Liens, to the extent permitted under paragraph 5K), unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (v) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company and its Subsidiaries taken as a whole; and

                  (vi) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with a bank a party to the Bank Agreement until August 8, 2002 or with its other banks or financial institutions so long as any such bank or other financial institution (A) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary, (B) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary, (C) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker's lien, or (D) shall be subject to a pro rata sharing agreement in form and substance satisfactory to each Significant Holder; or

                  (vii) any Lien renewing, extending, or refunding any outstanding obligations secured by a Lien described in clause (i), PROVIDED (A) the principal amount secured is not increased or the weighted average life to maturity thereof reduced; (B) such Lien is not extended to any other property of the Company or its Subsidiaries; (C) the Debt secured thereby is permitted under paragraph 6A and (D) no Default or Event of Default has occurred and is continuing;

                  (viii) Liens on insurance policies owned by the Company on the lives of its officers securing policy loans obtained from the insurers under such policies, PROVIDED that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof and (B) the Company shall not incur any liability to repay any such loan; and

                  (ix) additional Liens securing Priority Debt permitted by paragraph 6A(iii).

         6B(2) DEBT. Create, incur, assume or suffer to exist any Debt, except:

                  (i) Debt represented by this Agreement or any of the Related Documents;

                  (ii) Debt existing on the Initial Closing Day as set forth on
         Schedule 6B(2) and in an amount not to exceed the principal amount specified on such Schedule;

                  (iii) Debt of any Subsidiary owing to the Company or any other Subsidiary of the Company;

                  (iv) Debt represented by endorsement of negotiable instruments for collection in the ordinary course of business;

                  (v) additional Debt of the Company or any Subsidiary (whether Secured or Unsecured) incurred in the ordinary course of business as conducted on the date hereof.

Notwithstanding the foregoing exceptions to the prohibition against incurring or maintaining Debt, the Company shall not permit at any time, prior to or after the incurrence thereof, the aggregate outstanding amount of Debt to exceed the limitations of paragraph 6A hereof or incur any Debt if a Default or Event of Default has occurred and is continuing.

         6B(3) MERGER OR CONSOLIDATION. Merge, consolidate or exchange shares with any other Person, except that:

                  (i) any Subsidiary may merge or consolidate with the Company or any other Subsidiary;

                  (ii) the Company may merge or consolidate with any other corporation (including a Subsidiary) PROVIDED (A) the Company is the surviving corporation, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall occur or exist;

                  (iii) any Subsidiary may merge or consolidate with any other corporation PROVIDED (A) such Subsidiary is the surviving corporation, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall occur or exist; and

                  (iv) Dunhill may merge or consolidated with any other Person in connection with a transaction permitted by paragraph 6C(iii); or

         6B(4) INVESTMENTS. Make or permit to remain outstanding any Investments except any of the following:

                  (i) securities of any Person acquired in an Acquisition permitted hereunder;

                  (ii) Eligible Securities;

                  (iii) Investments existing on the Initial Closing Day and specified in Schedule 6B(4);

                  (iv) accounts receivable arising and trade credit granted in the ordinary course of business and any securities or other assets received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (v) investments in Subsidiaries which are Guarantors;

                  (vi) additional investments in other Persons provided that (A) the aggregate costs incurred in making such investments (reduced by cash dividends or other cash payments received on or in consideration of such investments) shall not exceed $20,000,000 in the aggregate at any time and (B) prior to and immediately after giving effect to such investment, no Default or Event of Default shall exist and be continuing;

                  (vii) loans and advances between or among the Company and the Guarantors permitted by paragraph 6B(2)(iii);

                  (viii) travel and entertainment advances made to employees of the Company or any of its Subsidiaries in the ordinary course of business;

                  (ix) Investments consisting of ownership interests in another Person resulting from the dispositions or mergers permitted under paragraphs 6C(iii) or 6B(3); and

                  (x) notes of purchasers of Dunhill (A) not exceeding an aggregate principal amount of $25,000,000 and (B) having a repayment term less than or equal to seven years.

         6B(5) TRANSACTIONS WITH RELATED PARTY. Except as permitted in paragraph 6B(3) and 6B(4), effect any transaction with any Affiliate or Subsidiary by which any asset or services of the Company or a Subsidiary of the Company is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or Subsidiary, on terms more favorable than would be reasonably expected to be given in a similar transaction with an unrelated entity.

         6C. SALE OF ASSETS. The Company will not, and will not permit any Subsidiary to, Dispose of any property or assets (including the Capital Stock of a Subsidiary), except:

                  (i) inventory in the ordinary course of business; or

                  (ii) any Subsidiary may Dispose of its assets to the Company or a wholly-owned Subsidiary; or

                  (iii) the sale of substantially all of the stock or assets of Dunhill, Inc. for Fair Market Value in which event, the Noteholders agree to release the Guaranty Agreement of Dunhill, Inc.;

                  (iv) the Disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Company and its Subsidiaries;

                  (v) Dispositions of property that is substantially worn, damaged, obsolete or in the judgment of the Company, no longer best used or useful in its business or that of any Subsidiary;

                  (vi) Qualified Receivables Financings;

                  (vii) the Company or any Subsidiary may Dispose of its assets (whether or not leased back) so long as, immediately after giving effect to such proposed Disposition:

                           (A) the consideration for such assets represents the
                  Fair Market Value of such assets at the time of such Disposition; and

                           (B) (1) the net book value of all assets so Disposed
                  of by the Company and its Subsidiaries (other than pursuant to clause (iv)) does not constitute a Substantial Part of the Consolidated assets or (2) the proceeds of such Disposition are reinvested in a similar business or assets within 12 months of such Disposition; and

                           (C) no Default or Event of Default shall exist.

For purposes of this paragraph 6C:

                  (i) "DISPOSE" means the sale, lease, transfer or other disposition of property of the Company or any of its Subsidiaries, and "DISPOSITION" and "DISPOSED OF" has a corresponding meaning to Dispose;

                  (ii) CALCULATION OF NET BOOK VALUE. The net book value of any assets shall be determined as of the respective date of Disposition of those assets; and

                  (iii) SALES OF LESS THAN ALL THE STOCK OF A SUBSIDIARY. In the case of the sale or issuance of the stock of a Subsidiary, the amount of Consolidated Assets contributed by the stock Disposed of shall be assumed to be the percentage of outstanding stock sold or to be sold.

         6D. SUBSIDIARY STOCK AND DEBT. The Company will not:

                  (i) directly or indirectly sell, assign, pledge or otherwise dispose of any Debt of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary except to a wholly-owned Subsidiary and except as permitted pursuant to paragraph 6C;

                  (ii) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Company or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Company or a wholly-owned Subsidiary and except as permitted pursuant to paragraph 6C;

                  (iii) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company or a wholly-owned Subsidiary and except as permitted pursuant to paragraph 6B(3) and 6C; or

                  (iv) permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement (including, without limitation, any provision of its certificate or articles of incorporation or bylaws) that restricts its ability to pay dividends or other distributions on account of its stock except for such restrictions set forth in the Bank Agreement in effect on the Initial Closing Day; or

                  (v) permit any Subsidiary to create, incur, assume or maintain any Debt except as permitted by paragraph 6B(2).

         6E. SALE OF RECEIVABLES. The Company covenants that it will not, and will not permit any Subsidiary to, sell (with or without recourse), or discount or otherwise sell for less than the face value thereof, any of its Receivables other than in connection with a Qualified Receivables Financing.

         6F. ERISA. The Company covenants that it will not, nor permit any Subsidiary to:

                  (i) terminate or withdraw from any Plan (other than a Multiemployer Plan) resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

                  (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

                  (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

                  (iv) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

         6G. ENVIRONMENTAL MATTERS. The Company covenants that it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable Environmental Requirements or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

         6H. SPECIFIED LAWS. Neither the Company nor any agent acting on its behalf will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in any case as in effect now or as the same may hereafter be in effect.

         6I. BUSINESS ACTIVITIES. Neither the Company nor any of its Subsidiaries will engage directly or indirectly (whether through subsidiaries or otherwise) in any type of business other than the businesses conducted by the Company or such Subsidiary on the date hereof and in related businesses.

         7. EVENTS OF DEFAULT.

         7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                  (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, PROVIDED that the aggregate amount of all obligations as to which any default shall occur and be continuing or any such a failure or other event permitting acceleration (or resale to such Company or any such Subsidiary) shall occur and be continuing exceeds $500,000; or

                  (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any agreement contained in paragraphs 5D or 5J or 6; or

                  (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the occurrence thereof; or

                  (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) one or more final judgments in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000; or

                  (xv) the Company or any Guarantor or any other Person shall disavow or attempt to terminate any or all of the Guaranty Agreements or any or all of the Guaranty Agreements shall cease to be in full force and effect in whole or in part for any reason whatsoever; or

then:

                  (a) if such event is an Event of Default specified in clause
         (i) or (ii) of this paragraph 7A, any holder (other than the Company or any of its Subsidiaries) of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, terminate the Facility and/or declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,

                  (b) if such event is an Event of Default specified in clause
         (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Facility shall automatically terminate and all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

                  (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, terminate the Facility and/or declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

         7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

                  (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series,

                  (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

                  (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

                  (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

         7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "SUBSIDIARY" and "SUBSIDIARIES" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

         8A. ORGANIZATION.

                  (i) The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. Schedule 8A hereto is an accurate and complete list of all Subsidiaries as of the Initial Closing Day, including the jurisdiction of incorporation and ownership of all such Subsidiaries. The Company and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its respective properties or the nature of its respective businesses require such qualification or authorization except where the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

                  (ii) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

         8B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company:

                  (i) a Consolidated balance sheet as at the last day of the fiscal year in each of the years 1997 to 1998, inclusive, a Consolidated statement of income, stockholders' equity and cash flows for each such year, all reported on by Arthur Anderson LLC; and

                  (ii) a Consolidated balance sheet as at September 30, 1999 and Consolidated statements of income, stockholders' equity and cash flows for the nine-month period ended on each such date, prepared by the Company.

Those financial statements (including any related schedules and/or notes) fairly present in all material respects (subject, as to interim statements, to the absence of footnotes or to changes resulting from normal year-end adjustments) the financial condition of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present, in all material respects, the Consolidated financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present, in all material respects, the Consolidated results of the operations of the Company and its Subsidiaries, the changes in the Company's stockholders' equity and their Consolidated cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1998.

         8C. ACTIONS PENDING. Except as set forth on Schedule 8C hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraphs 6A and 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto. Schedule 8D hereto (as such Schedule 8D may have been modified from time to time by written supplements thereto delivered by the Company to Prudential) is an accurate and complete list of Debt of the Company and its Subsidiaries on the applicable Closing Day.

         8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         8F. TAXES. The Company has filed and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the Chief Financial Officer of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or such Subsidiary of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G hereto.

         8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than accredited investors) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

         8I. USE OF PROCEEDS. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U or X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. None of the proceeds of the sale of the Notes has been or will be used to finance a Hostile Tender Offer.

         8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

         8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8L. ENVIRONMENTAL COMPLIANCE.

                  (i) The Company and its Subsidiaries and all of their respective Properties have complied at all times (during such period of time the Company or its Subsidiaries have owned or operated each such Property) and in all respects with all Environmental Requirements where failure to comply could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

                  (ii) Except as set forth in Schedule 8L, neither the Company nor any Subsidiary is subject to any Environmental Liability or Environmental Requirement which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

                  (iii) Except as set forth in Schedule 8L, neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R. ss. 300 or any list arising from a state statute similar to CERCLA. None of the Properties has been identified on any CERCLIS list.

                  (iv) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties (during such period of time the Company or its Subsidiaries have owned or operated each such Property) or, to the actual knowledge of the Company, are otherwise present at, on, in or under the Properties or, to the actual knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed in the ordinary course of the Company's and any Subsidiary's business in compliance with all applicable Environmental Requirements and except for Hazardous Materials present in amounts which have not required and do not require remediation, pursuant to applicable law or regulation, or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

                  (v) The Company and each Subsidiary have procured all permits necessary under Environmental Requirements for the conduct of their respective businesses or is otherwise in compliance with all applicable Environmental Requirements, except to the extent the failure to do so would not reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

         8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

         9. REPRESENTATIONS OF THE PURCHASERS.

         Each Purchaser represents as follows:

         9A. NATURE OF PURCHASE. Such Purchaser will acquire any Shelf Notes purchased from the Company pursuant to this Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, PROVIDED that the disposition of such Purchaser's property shall at all times be and remain within its control.

         9B. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source constitutes assets allocated to your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60), and as of the date of the purchase of the Notes, you satisfy all of the applicable requirements for relief under Sections I and IV of PTE 95-60; or

                  (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes asset of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to clause
         (c); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

         10A. YIELD-MAINTENANCE TERMS.

         "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "DESIGNATED SPREAD" shall mean .50 of 1%.

         "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

         "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining

Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B. OTHER TERMS.

         "ACCEPTANCE" shall have the meaning specified in paragraph 2F.

         "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2F.

         "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2F.

         "ACCEPTED NOTE" shall have the meaning specified in paragraph 2F.

         "ACQUISITION" shall mean the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

         "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Company; or (ii) which beneficially owns or holds 10% or more of the aggregate voting rights for all of Company's classes or outstanding Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the aggregate voting rights of such Person) of the Company, or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the aggregate voting rights of such Person) of which is beneficially owned or held by the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its president and chief operating officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential reasonably in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company reasonably in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

         "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2A.

         "BANK AGREEMENT" shall mean Amended and Restated Revolving Credit and Reimbursement Agreement dated as of August 8, 1997 among the Company; Bank of America N.A., formerly NationsBank, N.A., as Agent; First Union National Bank and SunTrust Bank, as Co-Agents; and each lender a party thereto, as it may be amended, modified or supplemented from time to time.

         "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

         "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in States of New York and Florida are required or authorized to be closed and (iii) for purposes of paragraph 2D hereof only, a day on which Prudential is not open for business.

         "CANCELLATION DATE" shall have the meaning specified in paragraph
2I(3).

         "CANCELLATION FEE" shall have the meaning specified in paragraph 2I(3).

         "CAPITAL STOCK" means, with respect to any Person, the outstanding capital stock (or any options or warrants to purchase capital stock or other securities exchangeable for or convertible into capital stock) of such Person.

         "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Inventory System established pursuant to CERCLA.

         "CLOSING DAY" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted
Note in the Request for Purchase of such Accepted Note, PROVIDED that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2F.

         "CONSOLIDATED" shall mean, with respect to any item of financial information, the item of financial information for the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

         "CONSOLIDATED DEBT" shall mean all Debt for money borrowed of the Company and its Subsidiaries all determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all inter-company transactions.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income adjusted by adding thereto the amount of all amortization of intangibles, interest, taxes and depreciation that was deducted in arriving at Consolidated Net Income for such period PROVIDED, HOWEVER, that with respect to any Acquisition that is accounted for as a "purchase", Consolidated EBITDA, beginning with the period during which such Acquisition occurs, shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests."

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Company and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, all interest expense (as determined in accordance with generally accepted accounting principles) on all Debt (including imputed interest in respect of Capitalized Lease Obligations) net of interest income.

         "CONSOLIDATED NET INCOME" shall mean any net earnings (or net loss) of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles, on a consolidated basis, excluding;

                  (i) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains);

                  (ii) net income of any Person (other than a Subsidiary) in which the Company or a Subsidiary has an ownership interest unless those net earnings have actually been received in the form of cash for distributions;

                  (iii) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

                  (iv) any write-up of any asset;

                  (v) any gain arising from the acquisition of any securities of the Company or is Subsidiaries; or

                  (vi) net income or gain (but not any loss) resulting from a change in accounting, discontinuing or disposing of operations, an extraordinary event or prior period adjustments.

         "CONSOLIDATED NET WORTH" shall mean, at any time, for the Company and its Subsidiaries on a Consolidated basis shareholders' equity at such time determined in accordance with generally accepted accounting principles.

         "CONSOLIDATED TOTAL ASSETS" shall mean the aggregate amount carried as total assets on the books of the Company and its Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles.

         "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, at any time, the sum of
(i) Consolidated Debt at such time plus (ii) Consolidated Net Worth at such time.

         "DEBT" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable, accrued expenses, withholding taxes and deferred taxes, in each case arising in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capitalized Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                  (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP and excludes any accounts payable, accrued expenses, withholding taxes and deferred taxes, in each case arising in the ordinary course of business.

         "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2I(3).

         "ELIGIBLE SECURITIES" means the following obligations and any other obligations previously approved in writing by the Required Holders:

                  (i) Government Securities;

                  (ii) obligations of any corporation organized under the laws of any State of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by either S&P or Moody's;

                  (iii) interest bearing demand or time deposits or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any State thereof having capital surplus and undivided profits aggregating at least $200,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's;

                  (iv) Repurchase Agreements;

                  (v) Municipal Obligations;

                  (vi) Pre-Refunded Municipal Obligations;

                  (vii) shares of mutual funds which invest in obligations described in clauses (i) through (vi) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                  (viii) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's;

                  (ix) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's; and

                  (x) subject to the limitation set forth in paragraph 6H, equity or debt securities which are listed on a national securities exchange or freely traded in the over-the-counter market so long as the fair market value of such securities do not exceed in the aggregate $5,000,000.

         "ENVIRONMENTAL AUTHORITY" shall mean any foreign, federal, state, local or regional government that exercises any duly authorized form of jurisdiction or authority under any Environmental Requirement.

         "ENVIRONMENTAL JUDGMENTS AND ORDERS" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other duly authorized entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

         "ENVIRONMENTAL LIABILITIES" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

         "ENVIRONMENTAL NOTICES" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

         "ENVIRONMENTAL PROCEEDINGS" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "ENVIRONMENTAL RELEASES" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

         "ENVIRONMENTAL REQUIREMENTS" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

         "ERISA LIEN" shall mean any mortgage, pledge, security interest, encumbrance, deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing) or any other type of preferential arrangement protecting a creditor or securing an obligation associated with the Employee Retirement Income Security Act of 1974.

         "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, PROVIDED that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FACILITY" shall have the meaning specified in paragraph 2A.

         "FACILITY FEE" shall have the meaning specified in paragraph 2I(1).

         "FAIR MARKET VALUE" means, at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal, local, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a State of the United States, the United States, or a foreign entity or government.

         "GOVERNMENT SECURITIES" shall mean direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

         "GUARANTORS" shall mean, collectively, the Subsidiaries of the Company listed on Schedule 10B and any Subsidiary that becomes a Guarantor in accordance with paragraph 5D hereof.

         "GUARANTY" or "GUARANTEE" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (i) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (ii) to advance or supply funds for the purchase or payment of such indebtedness or obligation, or to maintain any working capital or other balance sheet condition or any income statement condition of any Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "GUARANTY AGREEMENT" shall mean any one of the Guaranty Agreements.

         "GUARANTY AGREEMENTS" shall mean each Guaranty Agreement, in substantially the form of Exhibit E hereto, dated as of the date hereof (in the case of the Guarantors listed on Schedule 10B) or dated the date upon which a Subsidiary of the Company becomes a Guarantor in accordance with paragraph 5E, executed and delivered by each Guarantor in each case in connection with this Agreement, as such Guaranty Agreement may be amended, restated modified or supplemented from time to time in accordance with its terms.

         "HAZARDOUS MATERIALS" shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

         "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interest, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

         "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

         "INITIAL CLOSING DAY" shall have the meaning specified in paragraph 3.

         "INITIAL FUNDING DAY" shall have the meaning specified in paragraph 3.

         "INSTITUTIONAL INVESTORS" shall mean (i) any bank, savings bank, savings and loan association or insurance company, (ii) any pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) any investment company owned by any bank, savings bank, savings and loan association or insurance company, the majority of the shares of the capital stock of which are traded on a national securities exchange or in the National Association of Securities Dealers automated quotation system, or (iv) any investment banking company.

         "INTANGIBLES" shall mean goodwill, patents, trademarks, trade names, organization expense, licenses, franchises, exploration permits and import and export permits and other like intangibles, determined in accordance with generally accepted accounting principles.

         "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition or beneficial ownership by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person or the assumption of any liability of any other Person.

         "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B.

         "LIEN" shall mean any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Company and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "MATERIAL PROVISION" shall have the meaning specified in paragraph 5J.

         "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

         "MUNICIPAL OBLIGATIONS" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

         "NOTES" shall have the meaning specified in paragraph 1.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

         "PRE-REFUNDED MUNICIPAL OBLIGATIONS" means obligations of any State of the United States of America or of any municipal corporation or other public body organized under the laws of any such State which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

         "PRIORITY DEBT" means with respect any Person, at any time, without duplication, the sum of

                  (i) Debt of each Subsidiary (other than Debt held by the Company or another wholly-owned Subsidiary); and

                  (ii) Debt secured by any Lien other than a Lien described in clauses (ii), (iii) or (v) of paragraph 6B(1).

         "PROPERTIES" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

         "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

         "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

         "PURCHASERS" shall mean with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "QUALIFIED RECEIVABLES FINANCING" shall mean, during any twelve month period, any Receivables Financing of the Company or any Subsidiaries so long as the aggregate face value of the Receivables of the Company or such Subsidiary so sold or discounted in connection therewith, together with the aggregate face value of all other then outstanding Receivables sold or discounted by the Company and the Subsidiaries in other Receivables Financings prior to such time, is less than or equal to thirty-three percent (33%) of the SUM of (i) the face amount of the then outstanding Receivables so sold or discounted, PLUS (ii) the face amount of the then outstanding Receivables of the Company and the Subsidiaries not so sold or discounted by the Company and the Subsidiaries.

         "RECEIVABLES" shall mean any accounts, contract rights and other forms of obligations for the payment of money arising from the sale of goods or the rendering of services by the Company or any of its Subsidiaries, including those outstanding under any off balance sheet factoring agreement or asset securitization program of the Company or any of its Subsidiaries.

         "RECEIVABLES FINANCING" shall mean a transaction pursuant to which funds are advanced to the Company and/or any of its Subsidiaries in exchange for which the Company and/or any of its Subsidiaries shall pledged, sell or otherwise transfer any or all of its Receivables to secure, in whole or in part, the repayment of such funds.

         "RELATED DOCUMENTS" shall mean this Agreement, any Note, each Guaranty Agreement and any document or instrument executed in connection with any of the foregoing.

         "RENTALS" shall mean for any period of determination all fixed rents or charges (including as such all payments during any such period of determination which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Company or a Subsidiary (as lessee, sublessee, licensee, franchisee or the like) for such period under a lease, license, or other agreement for the use or possession of real or personal property, tangible or intangible, as determined in accordance with generally accepted accounting principles.

         "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph
2D.

         "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

         "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2H.

         "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

         "RHEEM AGREEMENTS" shall mean each of the agreements between the Company [AND/OR ITS SUBSIDIARIES] and Rheem Manufacturing Company, a New York corporation.

         "S&P" means Standard & Poor's Rating Group or any successor thereto.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SERIES" shall have the meaning specified in paragraph 1.

         "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

         "SUBSIDIARY" shall mean any corporation or other entity in which 50% or more of its outstanding voting stock or 50% or more of all equity interests is owned directly or indirectly by the Company and/or by one or more of the Company's Subsidiaries.

         "SUBSTANTIAL PART" shall mean, with respect to any transfer, assets which (i)(A) together with all other assets disposed of in the same fiscal year constitute 10% or more of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year or (B) have contributed 10% or more of Consolidated Net Income for any of the three most recently completed fiscal years and (ii) from the date hereof the aggregate book value or, if higher, Fair Market Value of all Disposed assets exceed 25% of Consolidated Total Assets.

         "THIRD PARTY" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business (consistent with its practices on the Initial Closing Day) and on a temporary basis.

         "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

         "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         11. MISCELLANEOUS.

         11A. PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such
Note in the case of any Shelf Note or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

         11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

                  (i) all taxes (together in each case with interest and penalties, if any), other than state, federal, local or foreign income taxes, intangible taxes, or franchise taxes, including without limitation, all stamp, recording and other similar taxes, which may be payable with respect to the execution and delivery of this Agreement or the execution, delivery or acquisition of any Note;

                  (ii) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted; PROVIDED, HOWEVER, that in connection with the fees and expenses of legal counsel of the Purchasers incurred prior to the Initial Closing Day, the Purchasers shall agree to use the Facility Fee paid by the Company under paragraph 2I(1) to pay all or a portion of such fees and expenses; and

                  (iii) the costs and expenses, including fees and expenses of legal counsel incurred by you, any other Purchaser or any Transferee in connection with the restructuring, refinancing or "work out" of this Agreement or the Notes or the transactions contemplated hereby or thereby or in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

Notwithstanding the foregoing, the Company shall not be liable for any counsel fees incurred by any Purchaser or Transferee arising in connection with a transfer in the ordinary course of any Note or portion thereof or interest therein by Prudential or any other Purchaser to any Transferee. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

         11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. Prior to its effectiveness, any amendment, waiver or consent shall be in writing and executed by the Company and the Required Holders or the holders of all Notes, as applicable.

         11D. FORM AND REGISTRATION; TRANSFER AND EXCHANGE; TRANSFER RESTRICTIONS; LOST NOTES.

         11D(1) FORM AND REGISTRATION. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.

         11D(2) TRANSFER AND EXCHANGE OF NOTES. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

         11D(3) LOST NOTES. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, in form and substance reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

         11I. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133, Attention: Barry Logan, telephone 305-714-4102, telecopy 305-858-4492, PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

         11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

         11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11N. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the Internal Law of the State of New York. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

         11O. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve Prudential, any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

         11P. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11Q. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                           Very truly yours,

                                           WATSCO, INC.

                                           By:  /S/ BARRY S. LOGAN
                                              ---------------------------------
                                                Name: Barry S. Logan
                                                Title: Vice President - Finance,
                                                Chief Financial Officer,
                                                and Secretary

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA

By:   /S/ CHARLES Y. KING
   --------------------------
   Vice President
   Charles Y. King

                                    EXHIBIT A

                              [FORM OF SHELF NOTE]

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION OF SUCH ACT.

                                  WATSCO, INC.

                             SENIOR SERIES ___ NOTE

No.____
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



         FOR VALUE RECEIVED, the undersigned, WATSCO, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to ________________________, or registered assigns, the principal sum of _______________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (herein called the "AGREEMENT"), between the Company and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto and is entitled to the benefits thereof.

         [This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Company and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

         Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including attorneys' fees and expenses (including those incurred in connection with any appeal).

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State. AS PROVIDED IN PARAGRAPH 11N OF THE AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

                                            WATSCO, INC.

                                            By:_________________________________
                                                  Title:

                                    EXHIBIT B

                         [FORM OF REQUEST FOR PURCHASE]


                                  WATSCO, INC.

         Reference is made to the Note Purchase and Private Shelf Agreement (the "AGREEMENT"), dated as of January __, 2000 between Watsco, Inc. (the "COMPANY") and The Prudential Insurance Company of America ("PRUDENTIAL") and each Prudential Affiliate which becomes party thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

         Pursuant to Paragraph 2C of the Agreement, the Company hereby makes the following Request for Purchase:

         1.       Aggregate principal amount of
                  the Notes covered hereby
                  (the "NOTES")  ............  $


         2.       Individual specifications of the Notes:

                  Principal            Final Maturity          Principal Prepayment            Interest Payment
                  Amount(1)            Date                    Dates and Amounts               Period(2)
                  ----------------     -------------------     ---------------------------     ----------------------


         3.       Use of proceeds of the Notes:

         4.       Proposed day for the closing of the purchase and sale of the Notes:




--------------------------------------
(1)  Minimum principal amount of $10,000,000.

(2)  Specify quarterly or semi-annually.

         5.       The purchase price of the Notes is to be transferred to:

                  Name, Address
                  and ABA Routing                              Number of
                  Number of Bank                               Account
                  -----------------------------------------    -------------------------------



         6.       [Except as otherwise set forth in Exhibit A attached hereto, the Company certifies that:

                  (a) the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement; and

                  (b) there exists on the date of this Request for Purchase no Event of Default or Default.

         7. The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.



Dated:                                      WATSCO, INC.



                                            By: ________________________________
                                                 Authorized Officer

                                    EXHIBIT C

                      [FORM OF CONFIRMATION OF ACCEPTANCE]


                                  WATSCO, INC.

         Reference is made to the Note Purchase and Private Shelf Agreement (the "AGREEMENT"), dated as of January __, 2000 between Watsco, Inc. (the "COMPANY") and The Prudential Insurance Company of America ("PRUDENTIAL") and each Prudential Affiliate which becomes party thereto. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2F and 2H of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

         Pursuant to paragraph 2F of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.       Accepted Notes:  Aggregate principal
         amount $__________________

         (A)  (a)  Name of Purchaser:
              (b)  Principal amount:
              (c)  Final maturity date:
              (d)  Principal prepayment dates and amounts:
              (e)  Interest rate:
              (f)  Interest payment period:
              (g)  Payment and notice instructions: As set forth on attached
                     Purchaser Schedule

         (B)  (a)  Name of Purchaser:
              (b)  Principal amount:
              (c)  Final maturity date:
              (d)  Principal prepayment dates and amounts:
              (e)  Interest rate:
              (f)  Interest payment period:
              (g)  Payment and notice instructions: As set forth on attached
                     Purchaser Schedule


         [(C), (D)..... same information as above.]

II.      Closing Day:


Dated:                                      WATSCO, INC.



                                            By:_________________________________
                                            Title:______________________________


                                            [THE PRUDENTIAL INSURANCE
                                               COMPANY OF AMERICA]


                                            By:_________________________________
                                                  Vice President



                                            [PRUDENTIAL AFFILIATE]


                                            By:_________________________________
                                                  Vice President

                                   EXHIBIT D-1

                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                         [Letterhead of Moore Van Allen]

                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346



Ladies and Gentlemen:

         We have acted as counsel for Watsco, Inc. (the "COMPANY") in connection with the Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (the "AGREEMENT") between the Company and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto and each of its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(1)(vi) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and its Subsidiaries and copies certified to our satisfaction of corporate documents and records of the Company and its Subsidiaries and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, it is our opinion that:

         1. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

         2. The Agreement has been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and is a valid obligation of the Company, legally binding upon and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. The execution and delivery of the Agreement and fulfillment of and compliance with the provisions of the Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

         Each of King & Spalding and any Transferee may rely on this opinion.




                                            Very truly yours,


                                     D-1-2

                                   EXHIBIT D-2

               [FORM OF OPINION OF FLORIDA COUNSEL TO THE COMPANY]

      [Letterhead of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A]


                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346



Ladies and Gentlemen:

         We have acted as counsel for Watsco, Inc. (the "COMPANY") in connection with the Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (the "AGREEMENT") between the Company and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto and each of its Subsidiaries identified on the attached Schedule. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(1)(vii) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and its Subsidiaries and copies certified to our satisfaction of corporate documents and records of the Company and its Subsidiaries and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

         2. The execution and delivery of the Agreement and fulfillment of and compliance with the provisions of the Agreement do not require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any Guarantor, any applicable Florida law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any order, judgment or decree to which the Company or any Guarantor is a party or otherwise subject.

         Each of King & Spalding and any Transferee may rely on this opinion.




                                            Very truly yours,


                                     D-2-2

                                   EXHIBIT D-3

                     [FORM OF OPINION OF COMPANY'S COUNSEL]


                         [Letterhead of Moore Van Allen]

                                                               [Date of Closing]


The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346



Ladies and Gentlemen:

         We have acted as counsel for Watsco, Inc. (the "COMPANY") in connection with the Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (the "AGREEMENT") between the Company and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto and each of the Subsidiaries (each a "GUARANTOR") in connection with its Guaranty Agreement dated as of January __, 2000 (each a "GUARANTY AGREEMENT"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(2)(vi) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and the Guarantors and copies certified to our satisfaction of corporate documents and records of the Company and the Guarantors and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.

         Based on the foregoing, it is our opinion that:

         1. Each Subsidiary specified on the attached Schedule is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. [COVER NORTH CAROLINA, DELAWARE AND NEW YORK]

         2. Each Guaranty Agreement has been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Guarantor a party thereto, and are valid obligations of such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. The execution and delivery of each Guaranty Agreement and fulfillment of and compliance with the provisions of such Guaranty Agreement does not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor a party thereto pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of such Guarantor, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which such Guarantor is a party or otherwise subject.

         Each of King & Spalding and any Transferee may rely on this opinion.




                                            Very truly yours,


                                     D-3-2

                                   EXHIBIT D-4

               [FORM OF OPINION OF FLORIDA COUNSEL TO THE COMPANY]


      [Letterhead of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A]


                                                               [Date of Closing]


The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346



Ladies and Gentlemen:

         We have acted as counsel for Watsco, Inc. (the "COMPANY") in connection with the Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (the "AGREEMENT") between the Company and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto and each of the Subsidiaries identified on the attached Schedule (each a "GUARANTOR") in connection with its Guaranty Agreement dated as of January __, 2000 (each a "GUARANTY AGREEMENT"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(2)(vii) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and the Guarantors and copies certified to our satisfaction of corporate documents and records of the Company and the Guarantors and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.

         Based on the foregoing, it is our opinion that:

         1. Each of the Guarantors is a corporation duly organized and validly existing in good standing under the laws of the State of Florida.

         2. The execution and delivery of each Guaranty Agreement and fulfillment of and compliance with the provisions of such Guaranty Agreement does not require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of each Guarantor, any applicable Florida law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any order, judgment or decree to which such Guarantor is a party or otherwise subject.

         Each of King & Spalding and any Transferee may rely on this opinion.




                                            Very truly yours,


                                      D-4-2

                                   EXHIBIT D-5

                     [FORM OF OPINION OF COMPANY'S COUNSEL]


                         [Letterhead of Moore Van Allen]

                                                               [Date of Closing]


[Name(s) and address(es) of
Purchaser(s)]


Ladies and Gentlemen:

         We have acted as counsel for Watsco, Inc. (the "COMPANY") in connection with the Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (the "AGREEMENT") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $ (the "NOTES"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(3)(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

         Based on the foregoing, it is our opinion that:

         1. Each Subsidiary specified on the attached Schedule is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. [COVER NORTH CAROLINA, DELAWARE AND NEW YORK] The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

         2. The Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

         4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation T, U or X of the Board of Governors of the Federal Reserve System.

         5. The execution and delivery of the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

         Each of King & Spalding and any Transferee may rely on this opinion.




                                            Very truly yours,


                                      D-5-2

                                   EXHIBIT D-6

               [FORM OF OPINION OF FLORIDA COUNSEL TO THE COMPANY]


      [Letterhead of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A]


                                                               [Date of Closing]


[Name(s) and address(es) of
Purchaser(s)]


Ladies and Gentlemen:

         We have acted as counsel for Watsco, Inc. (the "COMPANY") in connection with the Note Purchase and Private Shelf Agreement, dated as of January __, 2000 (the "AGREEMENT") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $ (the "NOTES"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(3)(vi) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

         Based on the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida. Each of the Subsidiaries specified on the attached Schedule is a corporation duly organized and validly existing in good standing under the laws of the State of Florida. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

         2. The execution and delivery of the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any such Subsidiaries, any applicable Florida law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any instrument, order, judgment or decree to which the Company or any such Subsidiaries is a party or otherwise subject.

         Each of King & Spalding and any Transferee may rely on this opinion.




                                            Very truly yours,


                                      D-6-2

                                    EXHIBIT E

                              [NAME OF SUBSIDIARY]



         THIS GUARANTY AGREEMENT dated as of January __, 2000 by [Name of Subsidiary] (the "GUARANTOR") in favor of The Prudential Insurance Company of America and each Prudential Affiliate, together with any of their affiliates or successors or assigns (collectively, the "NOTE PURCHASERS" and individually, a "NOTE PURCHASER").

         WHEREAS, the Guarantor and Watsco, Inc. ("PARENT") are collectively engaged in, among other things, the business of distributing HVAC and related equipment;

         WHEREAS, the Guarantor will benefit from the financing provided by the Note Purchasers to Parent pursuant to the Note Purchase and Private Shelf Agreement (the "AGREEMENT") dated as of January __, 2000 between Parent and the Note Purchasers as the continued success of the business operations of Guarantor is directly dependent upon the ability of Parent to obtain adequate financing for its business operations and the expansion of such business operations;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

         SECTION 1. GUARANTY. The Guarantor hereby absolutely and unconditionally guarantees the due and punctual payment and performance of: (i) the principal of, and accrued interest on, the Notes when due (whether at stated maturity, by acceleration or otherwise), (ii) all other monetary and nonmonetary obligations of the Parent owed to the Note Purchasers under the Agreement, any Note and any other agreement, document, guarantee or instrument executed in connection therewith ("RELATED DOCUMENTS") including all fees, charges (including, without limitation, any Yield-Maintenance Amount) and other amounts payable by the Parent to the Note Purchasers thereunder, and (iii) any and all extensions, renewals, modifications or substitutions of the foregoing (the items set forth in clauses (i) through (iii) hereunder are collectively referred to herein as the "OBLIGATIONS"); PROVIDED, HOWEVER, that the liability of the Guarantor hereunder shall not exceed at any time the Maximum Amount (as hereinafter defined) for the Guarantor. The "MAXIMUM AMOUNT" shall mean the greater of (i) 95% of (a) the fair salable value of the assets of the Guarantor as of the date hereof minus (b) the total liabilities of the Guarantor (including contingent liabilities but excluding liabilities of the Guarantor under this Guaranty Agreement) on the date hereof; and (ii) 95% of (x) the fair salable value of the assets of the Guarantor from time to time minus (y) the total liabilities of the Guarantor (including contingent liabilities but excluding liabilities of the Guarantor under this Guaranty Agreement) at such time to the extent permitted by applicable law.

         SECTION 2.  GUARANTY OF PAYMENT AND NOT OF COLLECTION. This
Guaranty Agreement shall be a guaranty of payment and not of collection. The Note Purchasers shall not be obliged before enforcing this Guaranty Agreement against the Guarantor: (a) to take any action in any court against the Parent or any other guarantor of the Obligations or otherwise take any action to enforce the rights and remedies of the Note Purchasers under the Agreement or the Notes or any other Related Documents, (b) to make any claim in a liquidation or bankruptcy of the Parent or any other guarantor of the Obligations or (c) to make demand of the Parent or any other guarantor of the Obligations or to enforce or seek to enforce any collateral or other security held by the Collateral Agent or any other Person securing or otherwise in respect of the Obligations. The Guarantor agrees that it shall be liable hereunder notwithstanding (x) the dissolution or liquidation, or the merger, consolidation or other change until the Obligations have been indefeasibly paid in full in form of the Parent or any other guarantor of the Obligations, (y) any defect, limitation or insufficiency in the borrowing powers of the Parent or in the exercise thereof or (z) the invalidity, illegality or unenforceability of the Agreement, the Notes or any other Related Documents.

         SECTION 3. NO DISCHARGE. The Guarantor shall not be discharged from its obligations hereunder by any concession, waiver or arrangement granted to or made with the Parent or by anything done or omitted which but for this provision might operate to so discharge the Guarantor from its obligations hereunder or by any invalidity, unenforceability, limitation, release or the lapse of any collateral security granted to the Note Purchasers or on behalf of the Note Purchasers by the Parent or any other Person to secure any of the Obligations.

         SECTION 4. ACTION WITH RESPECT TO OBLIGATIONS. Each Note Purchaser may, at any time and from time to time, without the consent of the Guarantor under this Guaranty Agreement, and without discharging the Guarantor from its obligations hereunder: (a) purchase Shelf Notes under the Agreement; (b) change the manner, place or terms of payment, or change or extend the time of payment of, or renew or alter the Obligations in any manner; (c) sell, exchange, release or otherwise deal with all or any part of any collateral security at any time granted, pledged or mortgaged by the Parent or any other Person to secure the Obligations; (d) release anyone liable in any manner for the payment or collection of the Obligations; (e) amend or otherwise alter the terms of the Agreement, the Notes or any other Related Document; (f) exercise, or refrain from exercising, any rights against the Parent or any other Person (including any other guarantor of the Obligations); and (g) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Note Purchasers shall elect.

         SECTION 5. WAIVER. The Guarantor hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind under this Guaranty Agreement and any other act or thing or omission or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Guarantor under this Guaranty Agreement or which might otherwise operate as a discharge of the Guarantor under this Guaranty Agreement.

         SECTION 6. INABILITY TO ACCELERATE NOTE. If an Event of Default shall have occurred and be continuing and the Note Purchasers or the holder of any of the Obligations is prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Note Purchasers or such holder shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sums which would have otherwise been due had such acceleration occurred.

         SECTION 7. REINSTATEMENT OF OBLIGATIONS. The Guarantor further confirms that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any

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

time payment of any of the Obligations is rescinded or must otherwise be restored by the Note Purchasers upon the bankruptcy or reorganization of any or all of the Parent or the Guarantor or otherwise.

         SECTION 8. WAIVER OF SUBROGATION. The Guarantor hereby waives, until the Obligations have been indefeasibly paid in full, to the fullest extent any and all claims the Guarantor may have against Parent arising out of any payment by the Guarantor of any of the Obligations pursuant to this Guaranty Agreement, including, but not limited to, all such claims of the Guarantor arising out of any right of subrogation, indemnity, reimbursement, contribution, exoneration, payment or other claim, cause of action, right or remedy, whether such claim arises at law, in equity, or out of any written or oral agreement between the Guarantor and Parent or otherwise. The waivers set forth herein in this Section 8 may not be revoked by the Guarantor without the prior written consent of the Note Purchasers.

         SECTION 9. PAYMENTS FREE AND CLEAR. All sums payable by the Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever, or, in the event that the Guarantor is required by law to make any such deduction or withholding, the Guarantor shall pay to the Note Purchasers such additional amount as will result in the receipt by the Note Purchasers of the full amount payable hereunder.

         SECTION 10. SOLVENCY. As of the date hereof and after giving effect to the guaranty contemplated hereunder (a) the amount of the "present fair salable value" of the assets of the Guarantor will, as of such date, exceed the amount of all "liabilities of the Guarantor, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the solvency of debtors, (b) the present fair salable value of the assets of the Guarantor will, as of the date hereof, be greater than the amount that will be required to pay the liability of the Guarantor, on its debts as such debts become absolute and matured, (c) the Guarantor will not have, as of the date hereof, an unreasonably small amount of capital with which to conduct its business, and (d) the Guarantor will be able to pay its debts as they mature. For purposes of this Section "debt" means "liability or a claim", and "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         SECTION 11. GOVERNING LAW/JURISDICTION. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDERS, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY AGREEMENT OR THE NOTES OR ANY OTHER

RELATED DOCUMENT SHALL BE LITIGATED IN SUCH COURTS, AND THE GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

         SECTION 12. NOTE ACCOUNTS. The Note Purchasers shall maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Notes, the Agreement and the Obligations, and in the case of any dispute relating to any amounts outstanding with respect to any of the Obligations, the entries in such account shall be binding upon the Guarantor absent manifest error.

         SECTION 13. WAIVER OF REMEDIES. No delay or failure on the part of the Note Purchasers in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Note Purchasers of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         SECTION 14. BANKRUPTCY OF GUARANTOR. In case of bankruptcy of the Guarantor, the Guarantor authorizes and directs the court, any trustee or the debtor-in-possession to deliver to the Note Purchasers a sufficient amount of property or money claimed as exempt or otherwise outside the estate of the Guarantor to pay or satisfy any outstanding Obligations.

         SECTION 15. SUCCESSORS AND ASSIGNS. Each reference herein to the Note Purchasers shall be deemed to include each Note Purchaser's successors and assigns (including, but not by way of limitation, any subsequent holder or Transferee of any Notes or the Obligations) in whose favor the provisions of this Guaranty Agreement shall also inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty Agreement shall also be binding.

         SECTION 16. AMENDMENTS. This Guaranty Agreement may not be amended or waived except in a writing signed by the Required Holders and the Guarantor.

         SECTION 17. PAYMENTS. All payments made by the Guarantor pursuant to this Guaranty Agreement shall be made in the lawful currency of the United States, in immediately available funds to the account of the Note Purchasers and as identified in the Purchaser Schedule to the Agreement, not later than 11:00 a.m. New York time on the date one Business Day after demand therefor. All notices or demands to the Guarantor shall be in writing and shall be telecopied, mailed or hand delivered to the address for the Guarantor set forth below.

         SECTION 18. SEVERABILITY. In case any provision of this Guaranty Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Guarantor shall use its best efforts to replace such provision.

         SECTION 19. HEADINGS. Section headings used in this Guaranty Agreement are for convenience only and shall not affect the construction of this Guaranty Agreement.

         SECTION 20. DEFINITIONS. Terms used herein and not defined herein have their respective defined meanings as set forth in the Agreement.

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty Agreement as of the date and year first written above.

                                            [NAME OF SUBSIDIARY]

                                            By:_________________________________
                                               Name:
                                               Title:

                                            Address for Notices:

                                            c/o Watsco, Inc.
                                            2665 South Bayshore Drive, Suite 901
                                            Coconut Grove, Florida 33133
                                            Attention:__________________________
                                            Telephone:__________________________